EXHIBIT 10.11
THIRD ADDITIONAL SPACE COMMENCEMENT DATE AGREEMENT
NEWTOWER TRUST MULTI-EMPLOYER PROPERTY TRUST
(“LANDLORD”)
AND
THE MANAGEMENT NETWORK GROUP, INC.
(“TENANT”)
     THIS EFFECTIVE DATE AGREEMENT IS MADE THIS 28TH DAY OF February, 2006 BY AND BETWEEN Landlord and Tenant pertaining to certain space (the “Lease Premises”) in Lighton Plaza I, 7300 College Boulevard, Overland Park, Kansas (“Building”).
WITNESSETH:
WHEREAS,
     A. By Lease executed between Landlord and Tenant on April 23, 1998, as amended by Certificate of Acceptance dated September 10, 1998, as amended by First Amendment to Lease Agreement dated May 11, 1999, as amended by the Second Amendment to Lease dated May 30, 2000, as amended by the Third Amendment to Lease dated August 30, 2005 (collectively the “Lease”), the Landlord has demised and leased to Tenant, and Tenant has rented from Landlord, the office space commonly knowen as Suite 302 in the office building located at 7300 College Boulevard, Overland Park, Kansas. The Leased Premises are more particularly described in the Lease. All terms which are capitalized but not defined in this Agreement shall have the same meaning as set forth for such terms in the Lease.
     B. Landlord and Tenant now desire to amend the lease to establish the Third Additional Space Commencement Date for the expansion space defined in the Third Amendment to Lease.
     C. The Landlord has completed the tenant improvements to the Third Additional Space.
     NOW, THEREFORE, Landlord and Tenant hereby agree to the following:
1.	The Third Additional Space Commencement Date shall be February 17, 2006.

2.	Rent for February, 2006 will be prorated to reflect the Third Additional Space.

3.	The Termination Date for the Lease shall remain August 31, 2010.

4.	By execution hereof, Tenant hereby acknowledges that all improvements required of Landlord have been satisfactorily performed and Tenant does hereby accept the Premises delivered by Landlord as being in full compliance with the terms of the Lease.

5.	Except as hereby amended, the Lease shall continue in full force and effect.

6.	This Agreement shall be binding upon the parties hereto, their heirs, executors, successors and assigns.
      IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANDLORD:	TENANT:
NewTower Trust Company
Multi-Employer Property Trust
A trust organized under 12 C.F.R. Section 9.18	The Management Network Group, Inc.
By: Kennedy Associates Real Estate Counsel, Inc.,
Authorized Signatory

By:	/s/ Mark D. Reinikka	By:	/s/ Donald E. Klumb
Printed Name:	Mark D. Reinikka	Printed Name:	Donald E. Klumb
Its:	Vice President	Its:	CFO